EXHIBIT 10.31

                          MASTER DEVELOPMENT AGREEMENT


                         EXECUTION DATE: 5 JANUARY 1996


                                     BETWEEN

                        ROADHOUSE GRILL, INC. ("COMPANY")

                                       AND

                   ROADHOUSE GRILL ASIA PACIFIC (H.K.) LIMITED
                                  ("DEVELOPER")

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                                TABLE OF CONTENTS

SECTION                                                                    PAGE
                                                                           ----

1. PREAMBLES................................................................. 1

2. CERTAIN DEFINITIONS....................................................... 1

3. DEVELOPMENT RIGHTS AND OBLIGATIONS........................................ 3
   A. GRANT OF DEVELOPMENT RIGHTS............................................ 3
   B. EXCLUSIVE RIGHTS....................................................... 3
   C. RIGHTS RETAINED BY COMPANY............................................. 3

4. DEVELOPMENT SCHEDULE...................................................... 4
   A. PERFORMANCE SCHEDULE................................................... 4
   B. CUMULATIVE CREDITS..................................................... 4
   C. SUBSEQUENT DEVELOPMENT SCHEDULE........................................ 4

5. SERVICE RIGHTS AND OBLIGATIONS............................................ 4
   A. GRANT OF SERVICE RIGHTS................................................ 4
   B. EXCLUSIVE RIGHTS....................................................... 4
   C. RIGHTS RETAINED BY COMPANY............................................. 5

6. TRAINING AND ASSISTANCE................................................... 5
   A. INITIAL ASSISTANCE..................................................... 5
   B. INITIAL AND CONTINUING TRAINING........................................ 6
   C. CONTINUING ASSISTANCE BY COMPANY....................................... 6
   D. OPERATING MANUAL................................................. ......6

7. GRANT, SUPPORT AND SUPERVISION OF FRANCHISES
   AND AFFILIATES............................................................ 7
   A. FRANCHISEE APPROVAL.................................................... 7
   B. SITE SELECTION......................................................... 7
   C. SPECIFICATIONS, STANDARDS AND PROCEDURES............................... 7
   D. FRANCHISEE SUPPORT............................................... ..... 9
   E. FRANCHISEE COMPLIANCE WITH THE SYSTEM.................................. 9
   F. APPROVED PRODUCTS, DISTRIBUTORS AND SUPPLIERS.......................... 9
   G. INSURANCE..............................................................10
   H. RECORDS AND REPORTS....................................................10
   I. COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.......................11
   J. MANAGEMENT OF DEVELOPER......................................... ......11


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8.  FEES.....................................................................12
    A. THIRD PARTY FRANCHISEE FEES...........................................12
    B. DEVELOPER FEES........................................................12

9.  ADVERTISING..............................................................13
    A. ADVERTISING FUNDS.....................................................13
    B. CONDUCT OF ADVERTISING ACTIVITIES.....................................13

10. CONFIDENTIAL INFORMATION.................................................14

11. EXCLUSIVE RELATIONSHIP...................................................15

12. INDEPENDENT CONTRACTORS/INDEMNIFICATION..................................16

13. MARKS....................................................................17
    A. OWNERSHIP AND GOODWILL OF MARKS.......................................17
    B. LIMITATIONS ON DEVELOPER'S USE OF MARKS...............................17
    C. DISCONTINUANCE OF USE OF MARKS........................................17
    D. NOTIFICATION OF INFRINGEMENTS AND CLAIMS..............................18
    E. INDEMNIFICATION OF DEVELOPER..........................................18

14. TRANSFER AND ASSIGNMENT..................................................18
    A. TRANSFER BY COMPANY...................................................18
    B. TRANSFER BY DEVELOPER.................................................18

15. TERMINATION OF AGREEMENT.................................................19

16. RIGHTS AND OBLIGATIONS UPON TERMINATION..................................20
    A. PAYMENT OF AMOUNTS OWED TO COMPANY....................................20
    B. CONTINUING OBLIGATIONS................................................20

17. ENFORCEMENT..............................................................20
    A. JUDICIAL ENFORCEMENT INJUNCTIONS, AND
       SPECIFIC PERFORMANCE..................................................20
    B. ARBITRATION...........................................................21
    C. WAIVER OF OBLIGATIONS.................................................21
    D. RIGHTS OF PARTIES ARE CUMULATIVE......................................21
    E. LIMITATION OF CLAIMS..................................................21
    F. COSTS AND LEGAL FEES..................................................21
    G. GOVERNING LAW.........................................................22
    H. CONSENT TO JURISDICTION...............................................22


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    I. BINDING EFFECT........................................................22
    J. CONSTRUCTION..........................................................22
    K. ENTIRE AGREEMENT......................................................22

18. NOTICES AND APPROVALS....................................................22


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                          MASTER DEVELOPMENT AGREEMENT


         THIS AGREEMENT is made and entered into this 5 day of January, 1996 (the "Execution Date"), by and between ROADHOUSE GRILL, INC., a Florida corporation with its principal offices at 6600 North Andrews Avenue, Suite 160, Fort Lauderdale, Florida 33309 ("Company"), and ROADHOUSE GRILL ASIA PACIFIC (H. K.) LIMITED, a Hong Kong corporation ("Developer").

         1. PREAMBLES. The Company franchises certain steak restaurants, known as Roadhouse Grill Restaurants (the "Restaurants"), which feature steaks, vegetables, salads, beverages and certain other food products (the "Products") for consumer consumption through on-premises and carry-out sales. The Company uses and licenses certain trademarks, service marks and trade dress, including "Roadhouse Grill" and associated logo, and may hereafter adopt, use and license additional trademarks, service marks and trade dress (collectively, the "Marks") in conjunction with the operation of Restaurants. Restaurants operate under the Company's confidential and proprietary information, trade secrets, distinctive image, designs, business formats, methods, procedures, specifications and the Marks (collectively, the "System"), all of which may be further developed or otherwise modified by the Company from time to time.

         DEVELOPER ACKNOWLEDGES AND AGREES THAT, PURSUANT TO THIS AGREEMENT, DEVELOPER WELL RECEIVE VALUABLE AND PROPRIETARY COMMERCIAL RIGHTS AND BENEFITS. DEVELOPER WILL BE PROVIDED WITH THE TECHNIQUES AND KNOW-HOW UNDERLYING THE SYSTEM, INCLUDING FUTURE IMPROVEMENTS AND DEVELOPMENTS, IN THE FORM OF OPERATING MANUALS AND OTHER DOCUMENTATION, TRAINING PROGRAMS AND ONGOING CONSULTATION SERVICES.

         2. CERTAIN DEFINITIONS. For purposes of this Agreement, the terms listed below have the meanings indicated. Other terms used in this Agreement are defined and construed in the context in which they occur.

         "AFFILIATE" - Any person or entity that directly or indirectly owns or controls, that is directly or indirectly owned or controlled by, or that is under common ownership or control with, Company or Developer. For purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting rights by contract or otherwise.

         "AGREEMENT DATE" - The date on which this Agreement is executed.



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         "AGREEMENT TERM" - The period commencing upon the Agreement Date and continuing in perpetuity unless terminated as provided herein.

         "COMPETITIVE BUSINESS" - A dine-in, sit down restaurant, other than a Restaurant, that (a) serves or sells steaks and other items similar to those being offered in the Restaurants using display cooking; or (b) grants or has granted franchises or licenses, or establishes or has established partnerships or joint ventures, for the development and/or operation of an enterprise or business described in the foregoing clause (a).

         "DEVELOPMENT RIGHTS" - The right to develop and operate a Restaurant or grant a Franchise to a Third Party Franchisee.

         "FRANCHISE" - The right to develop and operate a Restaurant within a defined area of the Territory and to use the Marks and the System in the operation thereof.

         "FRANCHISE AGREEMENT" - The form of franchise agreement (including all exhibits, ancillary documents and guarantees attached thereto) attached as Exhibit "A" to this Agreement, subject to such modifications and amendments as reasonably necessary to comply with applicable law, for the grant of Franchises to Franchisees, and any ancillary agreements required by Company for the operation of a Restaurant (as defined below).

         "FRANCHISEE" - A person or legal entity that meets Company's standards and requirements for owners of Franchises, including, without limitation, financial requirements and limits on the total number of holders of equity interests and requirements for owners of noncontrolling ownership interests. Unless the context requires otherwise, the term "Franchisee" shall include Affiliates of Developer who have entered into Franchise Agreements for the operation of a Restaurant.

         "FRANCHISEE SERVICES" - All services required or permitted to be provided by the Company to Franchisees pursuant to the Franchise Agreement.

         "LEGAL REQUIREMENTS" - Applicable laws, ordinances, regulations, rules, administrative orders, decrees and policies of any government, governmental agency or department, including but not limited to the government of the United States and the government of the Territory.

         "OWNERS" - All persons or entities holding Ownership Interests in Developer.

         "OWNERSHIP INTEREST" - A direct or indirect, disclosed or undisclosed, legal or beneficial ownership or property right, including, without limitation
(1) in relation to a corporation, the ownership of capital stock in the corporation; (2) in relation to a partnership, the ownership of a general or limited partnership interest; or (3) in relation to a trust, the ownership of the beneficial interest of such trust.


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         "PRODUCTS" - All products and services which Company authorizes for sale at Restaurants.

         "RESTRICTED PERSONS" - Developer, Owners and its or their spouses.

         "ROYALTY SALES" - The revenue generated from the sale of products and services in connection with the operation of a Restaurant, as defined in the Franchise Agreement.

         "RESTAURANT" - A Roadhouse Grill restaurant owned and operated by the Developer or a Franchisee.

         "SERVICE RIGHTS" - The right to provide Franchisee Services to Restaurants.

         "TERRITORY" - The country of Hong Kong.

         "THIRD PARTY FRANCHISEE" - A Franchisee that is not the Developer or an Affiliate of the Developer.

         3. DEVELOPMENT RIGHTS AND OBLIGATIONS.

            A. GRANT OF DEVELOPMENT RIGHTS. Subject to the terms and conditions of this Agreement, Company grants to Developer all Development Rights to develop and franchise Restaurants in the Territory. The rights granted to Developer by this Agreement are limited to the Territory and Developer agrees that it is not granted any rights other than the Development Rights and Service Rights for Restaurants in the Territory.

            B. EXCLUSIVE RIGHTS. Except as hereinafter provided, and provided that Developer is in full compliance with this Agreement, from and after the date of this Agreement, Company (on behalf of itself and its Affiliates) will not develop, own or operate Restaurants or grant others the right to develop, own or operate Restaurants within the Territory during the Agreement Term. Upon the termination of this Agreement, Company and its Affiliates, subject to the rights granted to Developer pursuant to any other agreements entered into with Company, shall have the right to own or operate Restaurants, and to grant to others the right to own and operate Restaurants within the Territory.

            C. RIGHTS RETAINED BY COMPANY. Subject to the exclusive rights granted to Developer by Paragraph B of this Section, Company (on behalf of itself and its Affiliates)

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retains all rights with respect to the Restaurants, the marks and the sale of
Products and any other products and services, anywhere in the world, including, without limitation:

               (1) the right to operate or grant others the right to operate Restaurants at such locations and on such terms and conditions as the Company, in its sole discretion, determines; and

               (2) the right to develop, manufacture, distribute and/or sell Products and other products and services through any channel of distribution or own or operate any business, under or in association with the marks or any other trademark.

         4. DEVELOPMENT SCHEDULE.

            A. PERFORMANCE SCHEDULE. The opening of Restaurants pursuant to this Agreement shall be credited against the Development Schedule set forth in the Master Development Agreement between Company and Roadhouse Grill Asia Pacific (Cayman) Limited dated even date herewith ("RGAP Cayman Development Agreement").

            B. CUMULATIVE CREDITS. The Development Schedule shall be cumulative and, therefore, if additional Restaurants are completed ahead of schedule, these will be credited to the subsequent period of performance.

            C. SUBSEQUENT DEVELOPMENT SCHEDULE. After the initial term set forth in Section 4A, if Developer has completed the required development, Developer shall continue to develop and/or franchise Restaurants as part of the RGAP Cayman Development Agreement. If Developer fails to meet this Development Schedule, then either party may sell franchises to Third Party Franchisees on behalf of the Developer so long as the royalty fee is at least three percent (3%) of gross sales, as defined in the Franchise Agreement.

         5. SERVICE RIGHTS AND OBLIGATIONS.

            A. GRANT OF SERVICE RIGHTS. Subject to the terms and conditions of this Agreement, Company grants to Developer all Service Rights for Restaurants in the Territory. The rights granted to Developer by this Agreement are limited to the Territory and Developer agrees that it is not granted any rights other than the Service Rights and Development Rights for Restaurants.

            B. EXCLUSIVE RIGHTS. Except as hereinafter provided, and provided that Developer is in full compliance with this Agreement, from and after the date of this Agreement, Company (on behalf of itself and its Affiliates) will not provide or grant others the right to provide Franchisee Services to the Restaurants owned by Developer or other Franchisees within the Territory during the Agreement Term. Upon the termination of this Agreement, Company and its Affiliates, subject to the rights granted to Developer pursuant to any other agreements entered


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into with Company, shall have the right to provide Franchisee Services to, and to grant to others rights to provide Franchisee Services, to Restaurants within the Territory.

            C. RIGHTS RETAINED BY COMPANY. Subject to the exclusive rights granted to Dteveloper under Paragraph B of this Section, Company (on behalf of itself and its Affiliates) retains all rights with respect to Restaurants, the marks and the sale of Products and any other products and services, anywhere in the world, including, without limitation:

               (1) the right to provide or grant others the right to provide Franchisee Services to Restaurants at such locations and on such terms and conditions as the Company, in its sole discretion, determines; and

               (2) the right to develop, manufacture, distribute and/or sell Products and other products and services through any channel of distribution or own or operate any business, under or in association with the marks or any other trademark.

         6. TRAINING AND ASSISTANCE.

            A. INITIAL ASSISTANCE. Company shall instruct and consult with Developer's personnel on adaptation of the System to the operation of Restaurants in the Territory. In connection with such assistance, Company shall furnish written and other materials and various of its personnel to communicate the System to Developer. Written and other materials and instruction and consultation furnished by Company personnel will relate to: (a) design, image, layout, appearance and decor of the Restaurants; (b) furnishings, fixtures, equipment and signage; (c) purchasing and sources of materials, supplies and products; (d) employee and Franchisee training; (e) bookkeeping, accounts and recordkeeping procedures and reports; (f) advertising, promotion, public relations, and marketing; (g) auditing, inspection, Franchisee Services, and other Restaurant services; (h) operating procedures; (i) franchise compliance programs and procedures; and (j) computer hardware and software systems and programs. Instruction and consultation by Company personnel shall be provided solely in Florida (except as otherwise set forth in this Paragraph) through the initial training program described in Paragraph B below and by telephone, facsimile transmission, and correspondence. All materials will be furnished in English. Developer, at its expense, will be responsible to translate the materials into the appropriate language(s) for use in the Territory.

            After an appropriate number of Restaurants are opened in the Territory, Developer shall establish a training facility to provide a training program which has been certified by the Company. In connection with the opening of the training facility, Company will make available the services of one of its qualified representatives to provide on-site pre-opening advice and guidance. Such services shall be available to Developer for a period not to exceed one (1) week prior to the opening of the training facility. Company shall be responsible for all travel and living expenses and compensation of its representatives who perform such services.


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            B. INITIAL AND CONTINUING TRAINING. Developer shall designate at least two (2) trainees to attend an initial training program offered by Company. All wages and travel, lodging and living expenses incurred by such trainees shall be the sole responsibility of Developer. The initial training program shall consist of approximately two (2) months of instruction at Company's headquarters and at open and operating Restaurants in Florida. The training program shall cover, among other things, the subjects described in Paragraph A hereof. Upon completion of the instruction of Developer's trainees, Company shall determine, in its sole discretion, which of such trainees have successfully completed the instruction program.

            Developer's personnel shall have the right to attend, on a space-available basis, subsequent training programs conducted by Company from time to time at times and locations designated by Company. Such subsequent training program will be made available at no charge, to the number of supervisory personnel Developer is required to maintain in accordance with Company's guidelines, and at Company's then standard charges for such training program, to additional personnel. Developer shall be responsible for all travel and living expenses and compensation of its personnel who attend such training programs.

            C. CONTINUING ASSISTANCE BY COMPANY. Company personnel shall be available for periodic consultation with Developer's personnel. Such consultation shall be by telephone, facsimile transmission, and correspondence. Company personnel shall have no obligation to travel to the Territory (except in connection with the opening of the training facility as set forth in Paragraph A above); however, Company shall have the right, through employees, agents or consultants, to visit and inspect any Restaurants in the Territory at any time during the Agreement Term.

            D. OPERATING MANUAL. Company shall furnish to Developer a copy of its operating manual (which may consist of one or more manuals) and other materials describing the System. Such operating manual and materials will contain specifications, standards and operating procedures prescribed to Company for the development and operation of Restaurants constituting the System. Developer shall submit for review and approval by Company any material modifications to the System that Developer believes to be necessary to comply with the legal requirements or for the commercial success of Restaurants operated in the Territory. Company agrees to consider such proposed modifications in good faith and notify Developer of Company's acceptance or rejection of


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such modifications. The modified System, developed as hereinabove provided, shall be reflected in a development and operating manual for the Territory (herein the "Operating Manual"). The Operating Manual and the copyright thereof shall be the property of Company. Company will loan copies of the Operating Manual to Developer and Franchisees as required for the development and operation of Restaurants in accordance with this Agreement and Franchise Agreements. The Operating Manual may be modified by Company, from time to time, to reflect changes to the System. In the event of a dispute relative to the contents or meaning of the Operating Manual, the version maintained by Company at its headquarters shall be controlling. The Operating Manual shall be furnished in English. Developer, at its expense, will be responsible to translate the materials into the appropriate language(s) for use in the Territory.

         7. GRANT, SUPPORT AND SUPERVISION OF FRANCHISES AND AFFILIATES.

            A. FRANCHISEE APPROVAL. Subject to the Company's final approval, Developer shall select each Franchisee in accordance with Company's then current criteria for Franchisees, which shall include, without limitation, criteria with respect to: (1) character, background and reputation; (2) financial and management capability; and (3) existing or prior involvement in Competitive Businesses. Each Franchisee shall enter into a Franchise Agreement with Developer in such form as is approved by the Company and complies with the Legal Requirements. Each Franchise Agreement shall provide that upon termination of this Agreement, the Franchise Agreement will be automatically assigned to Company.

            B. SITE SELECTION. Each site for a Restaurant in the Territory shall be in accordance with Company's then current prescribed site selection criteria, and shall be approved by both Company and Developer. Company shall approve or disapprove a site within ten (10) days after receipt by Company of its site selection package fully completed.

            C. SPECIFICATIONS, STANDARDS AND PROCEDURES. Developer acknowledges that the image, appearance, layout, decor, furnishings, equipment, services and operation of the Restaurants is important to the Company and any, Restaurants. Developer agrees to maintain the high standards of quality and service of Restaurants it operates through Affiliates and of Restaurants operated by Franchisees. Developer further agrees to comply with and cause the Franchisees to comply with all mandatory specifications, standards and operating procedures (whether contained in the Operating Manual or any other written communication to Developer) relating to the operation of a Restaurant (the "System Standards"), including, but not limited to:


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               (1) type, quality, dimensions, uniformity, manner of presentation of all products sold by Restaurants and all other products used in the packaging and sale thereof;

               (2) sales and marketing procedures and customer service;

               (3) advertising and promotional programs;

               (4) location, image, layout, appearance and decor of Restaurants;

               (5) appearance and dress of employees;

               (6) safety, maintenance, appearance, cleanliness, standards of service, and operation of Restaurants;

               (7) submission of requests for approval of brands of products, materials, supplies and suppliers;

               (8) use and illumination of signs, posters, displays, standard formats and similar items;

               (9) identification of Franchisee as the owner of the Restaurant;

               (10) brands, types and features of materials, fixtures,
            furnishings, equipment, computer software and signs;

               (11) use of the marks and use and protection of the confidential information;

               (12) days and hours of operation;

               (13) bookkeeping, accounting and recordkeeping procedures;

               (14) participation in warranty and guarantee programs; and

               (15) regulation of such other elements and aspects of the
            development or operation of Restaurants as Company from time to time determines to be required to preserve or enhance the efficient operation, image or goodwill of Restaurants or of the Marks.


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            The System Standards that Company prescribes from time to time in the Operating Manual, communicated to Developer in writing, shall constitute provisions of this Agreement as if fully set forth herein, so long as they are uniformly applied to the System. All references herein to this Agreement shall include all such System Standards.

            D. FRANCHISEE SUPPORT. Developer agrees to diligently and continuously provide support and assistance to Franchisees as required under the Franchise Agreement and as otherwise prescribed by Company. All services and assistance provided to Franchisees and Affiliates in connection with the operation of Restaurants shall be provided by Developer.

            E. FRANCHISEE COMPLIANCE WITH THE SYSTEM. Developer agrees to diligently and continuously monitor compliance with the System, to strictly enforce compliance with the System Standards by all Restaurants operated by Franchisees, and to furnish assistance to Franchisees to correct deficiencies in operation. Developer also agrees that if it is unable to obtain a Franchisee's compliance with the System and System Standards, it will:

               (1) assist such Franchisee, where possible, to transfer ownership of its Restaurant and the Franchise; or

               (2) terminate the Franchise Agreement with such Franchisee.

            F. APPROVED PRODUCTS, DISTRIBUTORS AND SUPPLIERS. The reputation and goodwill of Restaurants are based upon, and can only be maintained by, the sale of distinctive, high quality food products and beverages and the presentation, packaging and service of such products in an efficient and appealing manner. The Company will develop certain proprietary food products which will be prepared by or for the Company according to the Company's proprietary special recipes and formulas. The Company also has developed standards and specifications for other food products, ingredients, seasonings, mixes, beverages, materials and supplies incorporated in or used in the preparation, cooking, serving, packaging and delivery of prepared food products authorized for sale at Restaurants. The Company may approve suppliers and distributors of the foregoing products that meet its standards and requirements including, without limitation, standards and requirements relating to product quality, prices, consistency, reliability, financial capability, labor and guest relations. Developer agrees to require
Franchisees: (1) to use in the operation of the Restaurants food products developed by the Company pursuant to a special recipe or formula; and (2) to purchase from distributors and other suppliers approved by the Company all other goods, food products, ingredients, spices, seasonings, mixes, beverages, materials and supplies used in the preparation of Products and equipment, menus, forms,


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paper and plastic products, packaging or other materials that meet the Company's standards and specifications.

            G.INSURANCE. During the Agreement Term, Developer agrees to maintain insurance against claims for bodily and personal injury, death and property damage caused by or occurring in connection with the conduct of Developer's business pursuant to this Agreement. Such insurance shall be maintained under one or more policies of insurance containing liability and types of coverages reasonably prescribed by Company from time to time. Each which it designates as an additional named insurance policy shall name Company and Affiliates which it designates as an additional named insured, shall contain a waiver of all subrogation rights against Company, its Affiliates, and their successors and assigns, and shall provide for thirty (30) days' prior written notice to Company of any material modification, cancellation, or expiration of such policy. Developer shall furnish to company annually a copy of the certificates of insurance or other evidence requested by Company that such insurance coverage is in force. The maintenance of sufficient insurance coverage shall be the responsibility of Developer. Notwithstanding any other provision of this Agreement, Company shall have no obligation to prescribe types or amounts of insurance coverage and shall have no obligation to indemnify Developer if it does not do so or if the types or amounts of insurance coverage prescribed by Company are insufficient to fully cover a claim made against Developer.

            H.RECORDS AND REPORTS. Developer agrees, at its expense, to maintain and preserve at its principal office full, complete and accurate records and reports pertaining to the development and operation of all Restaurants in the Territory and the performance by Developer of its obligations under this Agreement, including but not limited to records and information relating to the following: site reports, inspection and supervisory reports relating to the operation of Restaurants, and such other records and reports as may be prescribed by Company from time to time. Company shall be required to advise Developer of any pertinent financial data pertaining to the Franchisees. Company and/or Developers shall have the right, at any time during business hours, to inspect, audit and make copies or extracts of such records and reports and Developer hereby agrees to fully cooperate with any such inspection or audit.

            In addition to the reports required in connection with the operation of Restaurants, Developer shall deliver to Company in the form from time to time prescribed by Company:

               (1) by the twentieth (20th) day of each month, a report of the number of Restaurants opened and closed during the immediately preceding month;

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               (2) Developer shall furnish Company with such data, reports and information and supporting records relating to Franchisees and Royalty Sales of Restaurants as Company may from time to time prescribe; and

               (3) upon request by Company, such other data, reports,
            information and supporting records as Company may from time to time prescribe.

               Each such report and financial statement submitted by Developer shall be verified as correct and signed by Developer in the manner prescribed by Company.

               Developer shall immediately report to Company any events or developments which may have a significant or material adverse impact on the operation of any Restaurant, the performance of Developer under this Agreement or the goodwill associated with the Marks and Restaurants.

            I. COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES. Developer shall secure and maintain in force in its name all required licenses, permits, and certificates necessary for the performance of this Agreement. Developer shall at all times comply with legal requirements. All advertising by Developer shall be completely factual, in good taste in the judgment of Company, and shall conform to high standards of ethical advertising. Developer shall in all dealings with Company, public officials and other third parties adhere to high standards of honesty, integrity, fair dealing and ethical conduct. Developer agrees to refrain from any business or advertising practice which may be injurious to the business of Company of Developer and the goodwill associated with the Marks and Restaurants. Company and/or Developer shall notify the other party within ten
(10) days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of Company, Developer or a Restaurant.

            J. MANAGEMENT OF DEVELOPER.

               (1) CHIEF EXECUTIVE OFFICER. Promptly after the execution of this Agreement, Developer shall designate a Chief Executive Officer. The Chief Executive Officer shall exert his full time efforts to the operations of Developer and shall not engage in any other business or other activity, directly or indirectly, that requires any significant management responsibility or time commitments or that may otherwise conflict with Developer's obligations hereunder. The Chief Executive Officer shall attend and complete to Company's satisfaction the initial training program described in Paragraph B of Section 6. If the relationship of the Chief Executive Officer with Developer terminates, the


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Developer agrees to promptly designate a replacement Chief Executive Officer, who shall satisfactorily complete the training program.

               (2) MANAGEMENT PERSONNEL. Developer shall hire and maintain the number, type and level of management personnel required for the management, servicing and supervision of Restaurants franchised in the Territory, in accordance with guidelines established from time to time by Company in its sole discretion. Developer shall keep Company advised of the identities of such personnel. Developer shall be responsible for ensuring that such personnel are properly trained to perform their duties. Company will from time to time make available a training program for such personnel at times and -locations as are designated by Company as described in Paragraph B of Section 6 hereof.

         8. FEES.

            A. THIRD PARTY FRANCHISEE FEES. With respect to each Franchise granted to Third Party Franchisees in the Territory, Developer shall pay to the Company the following fees:

               (1) Fifty percent (50%) of the franchise fee and reservation fee, if any, paid by each Third Party Franchisee, due and payable within fifteen (15) days after receipt of such amount by the Developer, for each Restaurant in the Territory; subject however, that the Company shall receive a maximum franchise fee of Ten Thousand Dollars ($10,000) for each Restaurant owned by Third Party Franchisees; and

               (2) Fifty percent (50%) of the royalty fee paid by each Third Party Franchisee, due and payable within ten (10) days after the end of the month in which the fee was received by Developer from each Third Party Franchisee in the Territory; subject however, that the maximum royalty fee due the Company shall not exceed two and one-half percent (2.5 %) of gross sales as defined in the Franchise Agreement.

            B. DEVELOPER FEES. With respect to each Restaurant owned or majority-owned by Developer or its Affiliates, Developer shall pay to the Company the following fees:

               (1) Developer shall not be required to pay a franchise or reservation fee; however, Developer shall pay Company's out-of-pocket expenses, if any, incurred in connection with the opening of each Restaurant; provided that, Company must obtain prior approval from Developer or its Affiliates.

               (2) For the first three (3) years after a Restaurant is opened, a royalty fee in the amount of two percent (2.0%) of gross sales as defined in the Franchise

Agreement, and thereafter, a royalty fee in the amount of three percent (3.0%) of gross sales as defined in the Franchise Agreement, due and payable within ten
(10) days after the end of the month in which the sales were made.

         9. ADVERTISING.

            A. ADVERTISING FUNDS. Recognizing the value of advertising to the goodwill and public image of the Restaurants, Developer will establish, maintain and administer such advertising funds for the creation and development of such advertising and related programs and materials as the Company may deem appropriate in its sole discretion. Restaurants owned by the Developer and its Affiliates shall contribute to the advertising funds on the same basis as the Franchisees.

         Developer shall direct all marketing programs financed by the advertising funds; however, the Company shall retain sole discretion over the creative concepts, materials and endorsements used therein. The advertising funds may be used to pay the costs of preparing and producing such marketing materials and programs as the Developer may determine, including video, audio and written advertising materials, employing advertising agencies; and supporting market research activities,

         The advertising funds shall be accounted for separately from the Developer's other funds and shall not be used to defray any of the Developer's general operating expenses, except for such reasonable salaries, administrative costs and overhead as the Developer may incur in activities reasonably related to the administration of the advertising funds and its marketing programs including, without limitation, conducting market research, preparing advertising and marketing materials and collecting and accounting for contributions to the advertising funds. The Developer may spend in any fiscal year an amount greater or less than the aggregate contribution of all Restaurants to the advertising funds in that year and the advertising funds may borrow from the Developer or other lenders to cover deficits of the advertising funds or cause the advertising funds to invest any surplus for future use by the advertising funds. A statement of monies collected and costs incurred by the advertising funds shall be prepared quarterly by the Developer and shall be furnished to the Company upon written request. Developer will have the right to cause the advertising funds to be incorporated or operated through an entity separate from Developer at such time as Developer deems appropriate, and such successor entity shall have all rights and duties of Developer pursuant to this Section.

            B. CONDUCT OF ADVERTISING ACTIVITIES. Prior to their use by Developer or Franchisees, samples of all advertising, marketing and promotional materials and programs not previously approved by Company shall be submitted to Company for approval in the form and manner prescribed by Company from time to time. If written approval is not received by Developer within fifteen (15) days from the date of receipt by Company of such materials, Company shall be deemed to have approved the use of such material. Developer shall not use and shall report Franchisees who are using any advertising or promotional materials that Company has disapproved.

         10.CONFIDENTIAL INFORMATION. Company possesses and will further develop certain confidential and proprietary information relating to the operation of Restaurants, which includes the ingredients, formulas, recipes and methods of preparation of certain food sold at Restaurants and methods, techniques, formats, specifications, systems, procedures, methods of business management, sales and promotion techniques and knowledge and experience in the operation of Restaurants (the "Confidential Information").

         Company will disclose certain Confidential Information to Developer in the Operating Manual and in training, guidance and assistance furnished to Developer pursuant to this Agreement. Developer, on behalf of itself and its Owners, acknowledges and agrees that neither Developer nor its Owners will acquire any interest in the Confidential Information, other than the right to use it in developing and operating Restaurants pursuant to this Agreement and the Franchise Agreements, and that the use or duplication of the Confidential Information in any other business would constitute a breach of its obligations of confidentiality and an unfair method of competition. Developer, on behalf of itself and its Owners, further acknowledges and agrees that the Confidential Information, individually and in combination, is a valuable asset of Company and its Affiliates, is proprietary and includes trade secrets of Company and its Affiliates and is disclosed to Developer solely on the condition that Developer and its Owners agree, and Developer hereby does agree, on behalf of itself and its Owners, that Developer and its Owners:

            A. Will not use the Confidential Information in any other business or capacity other than pursuant to this Agreement and other agreements with Company.

            B. Will maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement.

            C. Will not make unauthorized copies of any portion of the Confidential Information disclosed or recorded in written or other tangible form.

            D. Will adopt and implement all reasonable procedures prescribed from time to time by Company to prevent unauthorized use or disclosure of the Confidential Information including, without limitation, restricting access to Confidential Information and requiring employees who will have access to such information to execute confidentiality agreements in form prescribed by Company.

            Notwithstanding anything to the contrary contained in this Agreement, the restrictions on Developer's disclosure and use of the Confidential Information shall not apply to the following:

            A. Information, methods, procedures, techniques and knowledge which are or become generally known in the restaurant industry, other than through disclosure (whether deliberate or inadvertent) by Developer.

            B. The disclosure of the Confidential Information in judicial or administrative proceedings to the extent that Developer is legally compelled to disclose such information, provided Developer shall have used its best efforts, and shall have afforded Company the opportunity to obtain an appropriate protective order or other assurance satisfactory to Company of confidential treatment for the information required to be so disclosed.

            Developer agrees to disclose, and report any Franchisees who fail to disclose, to Company all ideas, concepts, methods, techniques and products relating to the development and operation of Restaurants conceived or developed by Developer or a Franchisee during the Agreement Term, and Company shall have a perpetual, non-exclusive and worldwide right to incorporate any such idea, concept, method, technique or product in System for use in all Restaurants operated by Company, its Affiliates and their respective franchisees. Company shall have no obligation to make any payment to Developer with respect to any idea, concept, method, technique or product developed or suggested by Developer or a Franchisee and incorporated by Company in System. Developer agrees that neither Developer nor any Franchisee will use any concept, method, technique or product developed by Developer or Franchisees in the development or operation of a Restaurant without obtaining Company's prior written approval.

            11. EXCLUSIVE RELATIONSHIP. Developer acknowledges and agrees that Company would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among owners of Restaurants if Developer, its Affiliates or Restricted Persons were permitted to hold Ownership Interests in or perform services for Competitive Business. Developer further acknowledges that restrictions on the right of Developer, its Affiliates and Restricted Persons to hold Ownership Interests in or perform services for Competitive Businesses will not hinder their activities under this Agreement or in general. Company has entered into this Agreement with Developer on the express condition that with respect to the operation of businesses engaged in the sale of Products, Developer, its Affiliates and Restricted Persons will deal exclusively with Company. Developer therefore agrees that during the Agreement Term, neither Developer, any Affiliate of Developer nor any Restricted Person shall anywhere:

               (1) have any Ownership Interest in any Competitive Business;

               (2) perform services as a director, officer, manager, employee, consultant, representative, Developer or otherwise for any Competitive Business; or

               (3) directly or indirectly employ or seek to employ any person who is employed by Company, its Affiliates or by any other licensee or franchise owner of a Restaurant, nor induce any such person to leave said employment without the prior written consent of such person's employer.

               The restrictions of subparagraphs (1) and (2) shall not be applicable to the ownership of shares of a class of securities publicly traded in the United States or Malaysia that represent less than five percent (5%) of the number of the shares of that class of securities issued and outstanding. The restrictions of this section also shall not be construed to prohibit any Restricted Person from having an Ownership Interest in any Restaurant, or Franchise Agreement for the operation of any Restaurant, or any entity owning, controlling or operating a Restaurant, or from providing services to any Restaurant.

         12.INDEPENDENT CONTRACTORS/INDEMNIFICATION. Company and Developer are independent contractors. Neither Company nor Developer shall be obligated by or have any liability under any agreements, representations, or warranties made by the other that are not expressly authorized hereunder, nor shall Company be obligated for any damages to any person or property directly or indirectly arising out of the operation of Developer's business conducted pursuant to this Agreement, whether or not caused by Developer's negligent or willful action or failure to act. Company shall have no liability for any value added, sales, service, use, excise, income, gross receipts, property, or other taxes levied upon Developer or its assets or upon Company in connection with the business conducted by Developer; provided however, that the Company shall bear the cost of any withholding taxes or other impositions levied on the royalty fee, franchise fee or any other payments or fees due the Company.

         Developer agrees to indemnify, defend and hold harmless the Company, its subsidiaries and affiliated entities and their shareholders, directors, officers, employees, agents, successors and assignees (the "Indemnified Parties") against and to reimburse any one or more of them for all claims, obligations and damages described in this Section, and any and all claims and liabilities directly or indirectly arising out of the use of the Marks in any manner not in accordance with this Agreement. For purposes of this indemnification, claims shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim against any one or more of the Indemnified Parties including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. The Company shall have the right to defend any such claim against it in such manner as the Company deems appropriate or desirable in its sole discretion. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

         13. MARKS.

            A. OWNERSHIP AND GOODWILL OF MARKS. Developer acknowledges that its right to use the Marks is derived solely from this Agreement and is limited to its conduct of business pursuant to and in compliance with this Agreement. Any unauthorized use of the Marks by Developer shall constitute a breach hereof and an infringement of the Company's rights in and to the Marks. Developer acknowledges and agrees that its usage of the Marks and any goodwill established thereby shall inure to the Company's exclusive benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon Developer. All provisions of this Agreement applicable to the Marks shall apply to any additional trademarks, service marks and trade dress hereafter authorized for use by and licensed to Developer by the Company.

            B. LIMITATIONS ON DEVELOPER'S USE OF MARKS. Developer agrees that in its use of the Marks, Developer shall identify itself as the independent owner thereof in the manner prescribed by the Company. Developer shall not use any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may Developer use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner not expressly authorized in writing by the Company. Developer agrees to prominently display the Marks on supplies or materials designed by the Company and in connection with packaging materials, forms, labels and advertising and marketing materials. All Marks shall be displayed in the manner prescribed by the Company. Developer agrees to give such notices of trademarks and service mark registrations as the Company specifies and to obtain such fictitious or assumed name registrations as may be required under applicable law. Developer agrees, at Company's expense, to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of the Company's counsel, be necessary or advisable to protect and maintain the Company's interests in any litigation or U.S. Patent and Trademark Office or other proceeding or otherwise to protect and maintain the Company's interests in the Marks.

            C. DISCONTINUANCE OF USE OF MARKS. If it becomes advisable at any time, in the Company's discretion, for the Company and/or Developer to modify or discontinue use of any Mark and/or use one or more additional or substitute trademarks or service marks, Developer agrees to comply with the Company's directions to modify or otherwise discontinue the use of such Mark within a reasonable time after notice thereof by the Company.

            D. NOTIFICATION OF INFRINGEMENTS AND CLAIMS. Developer shall immediately notify the Company of any apparent infringement of or challenge to Developer's use of any Mark, or claim by any person of any rights in any Mark, and Developer shall not communicate with any person other than the Company, its counsel or Developer's counsel in connection with any such infringement, challenge or claim.

            E. INDEMNIFICATION OF DEVELOPER. The Company agrees to indemnify Developer, its subsidiaries and affiliated entities and their shareholders, directors, officers, employees, agents, successors and assignees ("Indemnified Parties") against and to reimburse any one or more of them for all claims for which it is held liable in any proceeding arising out of his authorized use of any Mark pursuant to and in compliance with this Agreement and for all costs it reasonably incurs in defending any such claim brought against it or any proceeding in which it is named as a party, provided that Developer has timely notified the Company of such claim or proceeding and has otherwise complied with this Agreement. The Company, at its sole discretion, shall be entitled to defend any proceeding arising out of Developer's use of any Mark pursuant to this Agreement, and if the Company undertakes the defense of such proceeding, the Company shall not have any obligation to indemnify or reimburse Developer with respect to any fees or disbursements of any counsel retained by Developer. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. For purposes of this indemnification, claims shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim against any one or more of the Indemnified Parties including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses.

         14. TRANSFER AND ASSIGNMENT.

            A. TRANSFER BY COMPANY. Company shall have the right to sell, assign, or transfer all or any part of its rights or obligations herein to any third party or legal entity provided, however, the rights, duties, and obligations of the Company set forth under this Agreement shall be assumed by the purchaser or assignee.

            B. TRANSFER BY DEVELOPER. Developer has been carefully selected by the Company in reliance on the business skills, financial ability, personal character and business experience in franchise development programs. Accordingly, this Agreement may not be sold, assigned, transferred, pledged, donated, mortgaged, or encumbered in any manner whatsoever by Developer without the express written approval of the Company.

The Company shall have sole discretion in determining whether it will agree to any encumbrance of this Agreement. Company reserves the right at all times, even though it may agree to an assignment or sale, to require Developer to enter into additional conditions and limitations of this Agreement before it effectuates such sale or assignment.

         15. TERMINATION OF AGREEMENT. This Agreement shall terminate on the happening of any of the following events:

            A. Upon one (1) year's prior written notice from Developer to Company;

            B. Upon Developer's failure to cure any breach (other than noncompliance with the Development Schedule set forth in Section 4 hereof) of this Agreement before the expiration of any period of time within which such breach may be cured; or

            C. Any of the following:

               (1) Developer makes an unauthorized assignment or transfer of this Agreement or a substantial part or all of the assets of Developer;

               (2) Developer is convicted by a trial court of, or pleads guilty to, a crime or offense that may materially adversely affect the goodwill associated with the Marks or the reputation of Restaurants, or engages in any conduct which materially adversely affects the reputation of Restaurants or the goodwill associated with the Marks;

               (3) Developer (a) is or acknowledges that it is unable to pay its debts when they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; (b) takes any corporate action or other steps are taken or legal proceedings are started by third parties for its winding up, dissolution, administration or reorganization or for the appointment of a receiver, receiver and manager, official manager, liquidator, provisional liquidator, trustee or similar officer of it or of any or all of its revenues and assets; (c) commits an act of bankruptcy or assigns its estate for the benefit of creditors, or a petition for an order of bankruptcy or sequestration of its estate is presented by a receiver or a trustee in bankruptcy is appointed to any part of its property or estate; (d) takes any step to obtain protection or is granted protection from its creditors under any Legal Requirements; or (e) Developer's financial condition has deteriorated to such an extent that it has a significant adverse effect on Developer's ability to perform its obligations under this Agreement (other than as a result of any act or omission by the Company);

               (4) Developer habitually breaches this Agreement and Company has given formal written notice of default on eight (8) or more separate occasions within any twelve (12) month period, whether or not such breaches are cured, after notice thereof is delivered to Developer.

         16. RIGHTS AND OBLIGATIONS UPON TERMINATION.

            A. PAYMENT OF AMOUNTS OWED TO COMPANY. Developer agrees to pay to Company within fifteen (15) days after the effective date of termination of this Agreement or expiration of the Agreement Tenn, or such later date that the amounts due to Company are determined, all other amounts owed to Company or its Affiliates which are then unpaid and any interest due on any of the foregoing. All rights of Developer to collect any monies or funds from Third Party Franchisees including advertising funds shall cease immediately upon termination, and Company shall assume all of the rights and duties of the Developer in the Territory.

            B. CONTINUING OBLIGATIONS. All obligations of Company and Developer which expressly or by their nature survive the termination of this Agreement or the expiration of the Agreement Term shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

         17. ENFORCEMENT.

            A. JUDICIAL ENFORCEMENT INJUNCTIONS, AND SPECIFIC PERFORMANCE. Notwithstanding anything to the contrary contained in Paragraph B of this Section, Company and Developer shall have ag a remedy, in addition to any monetary damages available as provided in Paragraph B of this Section, the entry of interim or interlocutory injunctions, restraining orders or orders of specific performance restraining or mandating specific conduct or actions in compliance therewith after due notice to the party against whom such relief is sought. Company or Developer may seek such remedies only after notice to the other party and a hearing before a court of competent jurisdiction. If Company or Developer secures any such injunction or order, the party against whom such relief is awarded agrees to pay to the party seeking the injunction or order an amount equal to the aggregate of its costs of obtaining such injunction or order, including without limitation reasonable attorneys' fees, costs and expenses as provided in Paragraph F of this Section.

            B. ARBITRATION. All controversies, disputes or claims arising between the Company and Developer shall be submitted for arbitration on demand of either party. Such arbitration proceedings shall be conducted in New York, New York or such other location as the parties may agree, before an arbitration panel and in accordance with the then current UNCITRAL arbitration rules. The arbitration panel shall have the right to award or include in its award any relief which it deems proper in the circumstances, including without limitation money damages (with interest on unpaid amounts from date due), injunctions or orders restraining or mandating specific conduct or actions, legal fees and costs in accordance with Paragraph F of this Section, provided that the arbitrator shall not award exemplary or punitive damages. The award and decision of the arbitrator shall be conclusive and binding upon all parties hereto and judgment upon the award may be entered in any court of competent jurisdiction, and Developer and Company waive any right to contest the validity or enforceability of such award.

            C. WAIVER OF OBLIGATIONS. Company and Developer may, only by written instrument, unilaterally waive any obligation of or restriction upon the other under this Agreement. No acceptance by the Company of any payment by Developer or any other person or entity and no failure, refusal or neglect of Company or Developer to exercise any right under this Agreement or to insist upon full compliance by the other with its obligations hereunder shall constitute a waiver of any provision of this Agreement.

            D. RIGHTS OF PARTIES ARE CUMULATIVE. The rights of Company and Developer hereunder are cumulative and no exercise or enforcement by Company @ or Developer of any right or remedy hereunder shall preclude the exercise or enforcement by Company or Developer of any other right or remedy hereunder or which Company or Developer is entitled by law to enforce.

            E. IMITATION OF CLAIMS. Any and all claims arising out of or relating to this Agreement or the relationship of Developer and Company shall be barred unless an arbitration or judicial proceeding is commenced within two (2) years from the date Company or Developer knew or, exercising reasonable diligence should have known, of the facts giving rise to such claims. This paragraph shall not apply if the parties are actively seeking a resolution of the claim.

            F. COSTS AND LEGAL FEES. If Company or Developer is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in such proceeding shall recover from the other party its costs and expenses, including, without limitation, reasonable court costs and fees, legal fees (for attorneys, barristers and solicitors, on a solicitor-client basis) and legal assistants, accountants, arbitrators and expert witness fees, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If Company or Developer is required to engage legal counsel in connection with any failure by the other party to comply with this Agreement, such party shall be entitled to reimbursement for any of the above listed costs and expenses incurred by it, including without limitation the cost of investigation and proof of acts, court costs, other litigation expenses, and travel and living expenses.

            G. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

            H. CONSENT TO JURISDICTION. Company and Developer agree that any and all actions seeking an injunction or order pursuant to Paragraph A hereof or the enforcement of an arbitration award may be brought in a state or federal court of general jurisdiction in Broward County, Florida, and Company and Developer hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may have to the jurisdiction or venue of such courts.

            I. BINDING EFFECT. This Agreement is binding upon the parties hereto and their respective heirs, assigns and successors in interest, and shall not be modified except by written agreement signed by both Developer and Company.

            J. CONSTRUCTION. The term "Developer" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time Developer hereunder, whether or not as partners or joint venturers, their obligations and liabilities to Company shall be joint and several. This Agreement may be executed in multiple copies, each of which shall be deemed an original.

            K. ENTIRE AGREEMENT. The preambles and exhibits are a part of this Agreement, which constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between Company and Developer relating to the subject matter of this Agreement. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

         18. NOTICES AND APPROVALS. All written notices and reports permitted or required to be delivered by the provisions of this Agreement or of the Operating Manual shall be deemed so delivered at the time delivered by hand, one (1) business day after transmission by telegraph, facsimile transmission or other electronic system, two (2) business days after being placed in the hands of a commercial courier service for express delivery, or five (5) business days after transmittal via registered or certified mail, Return Receipt Requested, postage prepaid and addressed as follows:

            If to Company:                 ROADHOUSE GRILL, INC.
                                           6600 North Andrews Avenue, Suite 160
                                           Fort Lauderdale, FL 33309
                                           Attention: J. David Toole, III,
                                                      President
                                           Telephone No: 954/489-9699
                                           Fax No: 954/489-1485

            If to Developer:               c/o Berjaya Group Berhad
                                           Level 28
                                           Shahzan Prudential Tower
                                           30 Jalan Sultan Ismail
                                           50250 Kuala Lumpur
                                           MALAYSIA
                                           Attention: Tan Kim Poh
                                           Telephone No: 03-2422622
                                           Fax No: 03-2484660

or its most current principal business address of which the other party has been notified.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in ____________ counterparts on the day and year first above written.

                                   DEVELOPER:

                                   ROADHOUSE GRILL ASIA PACIFIC
                                   (H.K.) LIMITED, a Hong Kong corporation




/s/ CHARLES D. BARNETT              By:/s/ ILLEGIBLE
    ----------------------             --------------------------

                                       Title: DIRECTOR
    ----------------------                    -------------------


                                    COMPANY:

                                    ROADHOUSE GRILL, INC.,
                                    a Florida corporation


/s/ CHARLES D. BARNETT              By:/s/ ILLEGIBLE
    ----------------------             --------------------------

                                       Title:PRESIDENT
                                             --------------------